Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan of Arterial Vascular Engineering, Inc. of our report dated September 19, 1996 with respect to the consolidated financial statements and schedules of Arterial Vascular Engineering, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1996.


                                            /s/ Ernst & Young LLP

Palo Alto, California
February 14, 1997